                                                                   EXHIBIT 10.31


                                  May 16, 2000



US UNWIRED INC.
One Lakeshore Drive, Suite 1900
Lake Charles, Louisiana  70629

Dear Sir or Madam:

          The undersigned holders (the "Holders") of Senior Redeemable Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), of US Unwired Inc. (the "Company") hereby confirm with you the following:

          (1) The Holders have this day received the Notice of Mandatory Conversion that is annexed as Exhibit A. The Holders waive any other notice requirement applicable to the mandatory conversion described in Exhibit A (the "Mandatory Conversion"). The Holders agree that the Mandatory Conversion is conditional, as described in Exhibit A, and that the Notice will be deemed rescinded if the specified conditions have not occurred by June 30, 2000.

          (2) Each of the Holders confirms that it holds the number of shares of Series B Preferred Stock set forth opposite its name in Schedule 1 to Exhibit A (the "Converted Shares"), and that such Holder is entitled to receive by reason of the Mandatory Conversion the whole number of shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Company that is set forth opposite its name in Schedule 1 to Exhibit A (the "Conversion Shares"), plus payment in cash for any fraction of a share that is set forth opposite its name in Schedule 1 to Exhibit A, which payment shall be based upon the initial public offering price per share of the Class A Common Stock being sold in the Company's initial public offering ("IPO").

          (3) The Holders will deliver to the Company certificates representing the Converted Shares, against delivery to each of the Holders of one certificate representing the Conversion Shares of such Holder, at the time and place (in New York City) of the closing of the IPO, of which the Company will give the Holders at least 24 hours advance notice. The Holders and the Company agree that the certificates for the Conversion Shares need not be deposited with a bank or trust company pursuant to Article III(L), Section 10(d) of the Company's Articles of Incorporation. Such certificates will contain the restrictive legend that is set forth in Section 6.5 of the Securities Purchase Agreement dated February 15, 2000, between the Company and the Holders, and a legend that refers to Article III(F) of the Company's Articles of Incorporation. Each of the Holders agrees that a check representing its fractional interest (if any) shown in Schedule 1 to Exhibit A may be mailed to it at its address of record in due course following delivery of the Conversion Shares.

          Please confirm this letter by signing in the place provided.

                              Sincerely yours,

                              TCW Leveraged Income Trust, L.P.
                              TCW Leveraged Income Trust II, L.P.
                              TCW Shared Opportunity Fund II, L.P.
                              TCW Shared Opportunity Fund IIB, LLC
                              TCW Shared Opportunity Fund III, L.P.
                              TCW/Crescent Mezzanine Trust II
                              TCW/Crescent Mezzanine Partners II, L.P.
                              Brown University Third Century Fund


                              By: /s/ Mark Attanasio
                                  _________________________________
                                        Authorized Signatory

We confirm the foregoing

US UNWIRED INC.


By: /s/ Authorized Signatory
    ________________________

                                                   Exhibit A

                                US UNWIRED INC.

                        Notice of Mandatory Conversion
                        ------------------------------

TO: The holders of the Senior Redeemable Convertible Preferred Stock, Series B (the "Series B Preferred Stock") of US Unwired Inc. (the "Company")

     PLEASE TAKE NOTICE that, subject to the conditions precedent set forth below, US UNWIRED INC. hereby exercises its right to require the Mandatory Conversion (as such term is defined in Article III(L), Section 10(a), of its Articles of Incorporation) of all of the shares of its Series B Preferred Stock.

     The Mandatory Conversion Date will be the date of the closing of the Company's initial public offering (the "IPO Closing") pursuant to the certain Underwriting Agreement among the Company, the underwriters listed in Schedule I thereto, and the selling stockholders listed in Schedule II thereto.

     The number of shares of Series B Preferred Stock to be converted (the "Converted Shares"), the number of shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Company into which they are to be converted (the "Conversion Shares"), and any fractional interest of a holder in a Conversion Share are shown in Schedule I annexed.

     The Mandatory Conversion is subject to the conditions precedent that the IPO Closing shall have occurred on or before June 30, 2000 and that the initial public offering price of the shares of Class A Common Stock being sold in the IPO is not less than the price at which the Internal Rate of Return (as such term is defined in Article III(K) of the Company's Articles of Incorporation) of the holder of the Senior Redeemable Convertible Preferred Stock, Series A, of the Company would be at least 20% per annum on the Mandatory Conversion Date.

     Notice dated May 15, 2000.

                                    US UNWIRED INC.
                                    Lake Charles, Louisiana

                                   SCHEDULE 1


             Holder                    "Converted Shares" of      "Conversion Shares" of    Fractional
                                    Series B Preferred Stock      Class A Common Stock      Interest
-------------------------------------------------------------------------------------------------------
TCW Leveraged Income Trust,                   3,958.33                    79,470              .743
 L.P.
-------------------------------------------------------------------------------------------------------
TCW Leveraged Income Trust                    3,958.33                    79,470              .743
 II, L.P.
-------------------------------------------------------------------------------------------------------
TCW Shared Opportunity Fund                   5,833.33                   117,114              .811
 II, L.P.
-------------------------------------------------------------------------------------------------------
TCW Shared Opportunity Fund                   2,500.00                    50,192              .090
 IIB, LLC
-------------------------------------------------------------------------------------------------------
TCW Shared Opportunity Fund                  12,500.00                   250,960              .452
 III, L.P.
-------------------------------------------------------------------------------------------------------
TCW/Crescent Mezzanine Trust                  4,063.34                    81,579              .011
 II
-------------------------------------------------------------------------------------------------------
TCW/Crescent Mezzanine                       16,770.00                   336,688              .542
 Partners II, L.P.
-------------------------------------------------------------------------------------------------------
Brown University Third Century                  416.67                     8,365              .415
 Fund
-------------------------------------------------------------------------------------------------------


NOTE: The number of "Conversion Shares" assumes that no action is taken that would require a further adjustment of the Conversion Price under Article III(L),
Section 8(d), of the Company's Articles of Incorporation.